                                           UNITED STATES
                                SECURITIES AND EXCHANGE COMMISSION
                                       WASHINGTON, DC 20549

                                     SCHEDULE 14A INFORMATION
                   PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                                       EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                             NORTHWEST PIPE COMPANY
                (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                                NORTHWEST PIPE COMPANY
                                   12005 N. BURGARD
                                PORTLAND, OREGON 97203


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               -----------------------

To the Shareholders of Northwest Pipe Company:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Northwest Pipe Company (the "Company") will be held on Tuesday, May 19, 1998 at the Heathman Hotel, 1001 SW Broadway, Portland, OR 97205, at 9:00 a.m., local time. The purposes of the Annual Meeting will be:

          1. ELECTION OF DIRECTORS. To elect two directors, to hold office for a term of three years or until their successors are elected and qualified (Proposal No. 1);

          2. RATIFICATION OF APPOINTMENT OF AUDITORS. To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1998 (Proposal No. 2); and

          3. OTHER BUSINESS. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 27, 1998 as the record date for determining shareholders entitled to notice of and to vote at the meeting or any adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                       By Order of the Board of Directors,



                                       Brian W. Dunham
                                       President, Chief Operating Officer,
                                       Secretary and Treasurer

Portland, Oregon
April 14, 1998




IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                             NORTHWEST PIPE COMPANY
                                12005 N. BURGARD
                             PORTLAND, OREGON 97203

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 1998
                              ---------------------

                                  INTRODUCTION

GENERAL

This Proxy Statement and the accompanying 1997 Annual Report to Shareholders are being furnished to the shareholders of Northwest Pipe Company, an Oregon corporation (the "Company"), as part of the solicitation of proxies by the Company's Board of Directors (the "Board of Directors") for use at the Company's annual meeting of shareholders (the "Annual Meeting") to be held on Tuesday, May 19, 1998 at the Heathman Hotel, 1001 SW Broadway, Portland, OR 97205, at 9:00 a.m., local time. At the Annual Meeting, shareholders will be asked to elect two members of the Board of Directors, to ratify the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as independent auditors of the Company for the year ending December 31, 1998, and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. This Proxy Statement, together with the enclosed proxy card and the 1997 Annual Report to Shareholders, are first being mailed to shareholders of the Company on or about April 14, 1998.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

The Board of Directors has fixed the close of business on March 27, 1998 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 6,432,035 shares of Common Stock then outstanding. The presence, in person or by proxy of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR THE ELECTION OF THE TWO NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR THE RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 1998. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

Shareholders who execute proxies retain the right to revoke them at any time prior to the exercise of the powers conferred thereby by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Corporate Secretary, Northwest Pipe Company, 12005 N. Burgard, Portland, Oregon 97203, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

At the Annual Meeting, two directors will be elected, each for a three-year term. Unless otherwise specified on the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of the nominees named below. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if either of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

The Company's Articles of Incorporation and Bylaws provide that the Board of Directors shall be composed of not less than six (6) and not more than nine
(9) directors. The Board of Directors has fixed the number of directors at six (6). The Company's directors are divided into three classes composed of two directors each. The term of office of only one class of directors expires each year, and their successors are elected for terms of three years, and until their successors are elected and qualified. There is no cumulative voting for election of directors.

INFORMATION AS TO NOMINEES AND CONTINUING DIRECTORS

The following table sets forth the names of and certain information about the Board of Directors' nominees for election as a director and those directors who will continue to serve after the Annual Meeting.


                                                DIRECTOR   EXPIRATION
                                         AGE     SINCE      OF TERM
                                         ---     -----      -------
      NOMINEES:
        Warren K. Kearns                  68      1986       1998
        Vern B. Ryles, Jr.                60      1986       1998
      CONTINUING DIRECTORS:
        William R. Tagmyer                60      1986       1999
        Neil R. Thornton                  67      1995       1999
        Brian W. Dunham                   40      1995       2000
        Wayne B. Kingsley                 55      1987       2000


NOMINEES FOR DIRECTOR

WARREN K. KEARNS has been a director of the Company since 1986. Mr. Kearns is currently the Principal in Warren Kearns Associates, providing consulting services to clients in steel and steel-related industries. Mr. Kearns also serves as a director for Erie Forge & Steel Company. Mr. Kearns was formerly President and director of L. B. Foster Company.

VERN B. RYLES has been a director of the Company since 1986. Mr. Ryles is President and Chief Executive Officer of Poppers Supply, a manufacturer of flavored popcorn snacks and distributor of snack foods and equipment. Mr. Ryles is also a director of Electro Scientific Industries, a public company.

CONTINUING DIRECTORS

WILLIAM R. TAGMYER has been the Chairman of the Board, Director and Chief Executive Officer since 1986. From 1986 to January 1998 Mr. Tagmyer also served as President of the Company. From 1975 to 1986, he worked for L. B. Foster Company, another steel pipe manufacturer. Prior to 1975, Mr. Tagmyer was employed by the U.S. Steel Corporation and FMC Corporation in the areas of sales, marketing, product management and contract administration.

NEIL R. THORNTON has been a director of the Company since 1995. He was previously a director of the Company from 1986 to 1993. Mr. Thornton was President and Chief Executive Officer of American Steel, L.L.C., a distributor of carbon steel products, from 1985 until December 1997.

BRIAN W. DUNHAM has been a director of the Company since August 1995. Mr. Dunham served as Chief Financial Officer from 1990 until February 1997 when he was appointed the Company's Chief Operating Officer. In January 1998, Mr. Dunham was elected President of the Company. Mr. Dunham has served as Vice President, Treasurer and Secretary since 1990, and became Executive Vice President in 1995. From 1981 to 1990 he was employed by Coopers & Lybrand L.L.P., independent accountants.

WAYNE B. KINGSLEY has been a director of the Company since 1987. Mr. Kingsley is Chairman of the Board of Directors of InterVen Partners, Inc., American Waterways, Inc. and BIT, Inc., and a director of Coleman Natural Products, Inc.

BOARD OF DIRECTORS COMMITTEES AND NOMINATIONS BY SHAREHOLDERS

Each year the members of the Board of Directors who are not employed by the Company and whose term of office is not expiring at the next annual meeting serve as the Nominating Committee for selecting nominees for election as directors. The Company's Bylaws also permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company's Secretary. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days notice or prior public disclosure of the date of the meeting is given or made to shareholders. If less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made. A shareholder's notice of nomination must also set forth certain information specified in the Company's Bylaws concerning each person the shareholder proposes to nominate for election and nominating shareholder.

The Board of Directors held five (5) meetings during 1997. Each director attended more than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which he served. The Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee and a Nominating Committee. The Executive Committee, comprised of Messrs. Kingsley, Ryles and Tagmyer, exercises the authority of the Board of Directors between meetings of the Board, subject to certain limitations. The Executive Committee met one (1) time during 1997. The Audit Committee was comprised of Messrs. Kearns and Thornton until May 1997, and Messrs. Kearns and Kingsley from May 1997 to present. The Audit Committee oversees actions taken by the Company's independent auditors and reviews the Company's internal audit controls. The Audit Committee met one time in 1997. The Compensation Committee was comprised of Messrs. Kingsley and Ryles until May 1997, and Messrs. Thornton and Ryles from May 1997 to present. The Compensation Committee reviews the compensation levels of the Company's employees, makes recommendations to the Board regarding changes in compensation and administers the Company's stock option plans. The Compensation Committee met four (4) times in 1997. The Nominating Committee did not meet in 1997. There are no family relationships among any of the directors or executive officers of the Company.

 See "Management - Executive Compensation" for certain information regarding compensation of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

                                 MANAGEMENT

EXECUTIVE OFFICERS

Information with respect to the Company's current executive officers is set forth below. Officers of the Company are elected by the Board of Directors and hold office until their successors are elected and qualified.


NAME                     AGE   CURRENT POSITION(S) WITH COMPANY
----                     ---   --------------------------------
William R. Tagmyer        60   Chairman of the Board and Chief Executive Officer
Brian W. Dunham           40   Director, President, Chief Operating Officer,
                               Secretary and Treasurer
Gary A. Stokes            46   Vice President, Sales and Marketing
Charles L. Koenig         55   Vice President, Water Transmission Products
Terrence R. Mitchell      42   Vice President, Tubular Products
John D. Murakami          44   Vice President, Chief Financial Officer


Information concerning the principal occupations of Messrs. Tagmyer and Dunham is set forth under "Election of Directors".

GARY A. STOKES has been Vice President, Sales and Marketing since 1993. He has been with the Company since 1987. Mr. Stokes was previously employed by
L. B. Foster Company for eleven years. He served as the Regional Manager responsible for L.B. Foster Company's West Coast sales operations.

CHARLES L. KOENIG was named Vice President, Water Transmission Products in February 1997 and had served as Vice President - California Operations since 1993. Additionally, Mr. Koenig was named President of Thompson Pipe and Steel Company, a subsidiary of the Company, in May 1996. He has been with the Company since 1992 and is a registered Professional Engineer. Previously, he was Operations Manager with Thompson Pipe and Steel Company, where he was employed for more than twenty years.

TERRENCE R. MITCHELL was named Vice President, Tubular Products in May 1996, and had served as Vice President and General Manager - Kansas Division since 1993 and has been with the Company since 1985. Prior to joining the Company, he was employed by Valmont Industries, another pipe manufacturer.

JOHN D. MURAKAMI was named Vice President, Chief Financial Officer in February 1997, and had served as Corporate Controller since September 1995. Prior to joining the Company, he was employed by Babler Brothers, Inc., a manufacturer of concrete pipe products.

                           EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information concerning compensation awarded to, earned by or paid to the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company determined as of the end of the last fiscal year (hereafter referred to as the "named executive officers") for the fiscal years ended December 31, 1997, 1996 and 1995.

                        SUMMARY COMPENSATION TABLE


                                                                  LONG TERM
                                                                 COMPENSATION
                                                    ANNUAL       ------------
                                                 COMPENSATION       STOCK
                                                 ------------      OPTIONS      ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR    SALARY     BONUS(1)  GRANTED    COMPENSATION
---------------------------           ----    ------     --------  -------    ------------
William R. Tagmyer                    1997   $280,008   $   --     48,000      $18,358(2)
  Chairman of the Board and           1996    262,992    220,000     --         12,539(2)
   Chief Executive Officer            1995    216,840    165,000   25,470       13,206(2)

  Brian W. Dunham                     1997   $203,603   $   --     25,000      $ 4,750(3)
    Director, President               1996    168,345    200,000     --          4,375(3)
     Chief Operating Officer,         1995    138,000    125,000   42,900        4,140(3)
     Secretary and Treasurer

  Gary A. Stokes                      1997   $150,000   $   --     12,000      $ 4,750(3)
    Vice President,                   1996    130,400    120,000     --          4,586(3)
     Sales & Marketing                1995    104,400     83,000   17,160        3,148(3)

  Charles L. Koenig                   1997   $150,000   $   --     12,000      $ 4,506(3)
    Vice President, Water             1996    126,000    120,000     --          4,489(3)
       Transmission Products          1995    106,020     83,000   17,160        3,211(3)

  Terrence R. Mitchell                1997   $125,000   $   --      9,000      $ 4,750(4)
   Vice President, Tubular Products   1996     88,500     80,000     --         39,512(4)
                                      1995     72,000     39,000   17,160        2,160(4)


(1) Paid pursuant to the Company's discretionary bonus program, in which all salaried employees are eligible to participate. As of the date of this proxy statement, the development of the executive bonus plan for 1997 has not been completed and approved and no bonus awards for 1997 have been made.

(2) Represents $13,608, $7,789 and $8,586 of Company-paid life insurance in 1997, 1996 and 1995, respectively, and $4,750, $4,750 and $4,620 of matching amounts contributed to the Company's 401(k) plan in 1997, 1996 and 1995, respectively.

(3) Represents matching amounts contributed to the Company's 401(k) plan in 1997, 1996 and 1995.

(4) Represents $35,559 of relocation expenses in 1996, and $4,750, $3,953 and $2,160 of matching amounts contributed to the Company's 401(k) plan in 1997, 1996 and 1995, respectively.

STOCK OPTIONS

The following table contains information concerning the grant of stock options to the named executive officers in 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                    INDIVIDUAL GRANTS
                      -------------------------------------------
                                                                  POTENTIAL REALIZABLE
                                PERCENT OF                       VALUE AT ASSUMED ANNUAL
                               TOTAL OPTIONS                       RATES OF STOCK PRICE
                                GRANTED TO  EXERCISE                 APPRECIATION FOR
                       OPTIONS   EMPLOYEES   PRICE    EXPIRATION    OPTION TERM($) (2)
       NAME           GRANTED(1)  IN 1997    ($/SH)      DATE         5%         10%
       ----           ----------  -------    ------      ----       ------     -------
William R. Tagmyer     48,000       33%      $18.75     2/13/07   $566,005   $1,434,368

Brian W. Dunham        25,000       17        18.75     2/13/07    294,794      747,067

Gary A. Stokes         12,000        8        18.75     2/13/07    141,501      358,592

Charles L. Koenig      12,000        8        18.75     2/13/07    141,501      358,592

Terrence R. Mitchell    9,000        6        18.75     2/13/07    106,126      268,944


(1) Stock options are granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Options granted vest ratably over a 60 month period, and have a ten year term.

(2) The potential realizable value is calculated based on the term of the option at time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock and overall stock market conditions.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

The following table sets forth, for each of the named executive officers, the number and value of unexercised options as of December 31, 1997. None of the named executive officers exercised stock options during 1997.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES


                              NUMBER OF UNEXERCISED            VALUE OF UNEXERCISED
                                    OPTIONS AT                 IN-THE-MONEY OPTIONS
                                DECEMBER 31, 1997            AT DECEMBER 31, 1997 (1)
                          -----------------------------    -----------------------------
       NAME               EXERCISABLE     UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE
------------------        -----------     -------------    -----------     -------------
William R. Tagmyer          20,870           52,870        $  289,361        $457,361
Brian W. Dunham             63,223           42,284         1,301,627         521,647
Gary A. Stokes              40,666           18,580           869,824         217,407
Charles L. Koenig           25,815           18,580           523,512         217,407
Terrence R. Mitchell        13,228           16,080           245,187         204,222


(1) The value of unexercised in-the-money options is calculated based on the closing price of the Company's Common Stock on December 31, 1997, $24.00 per share. Amounts reflected are based on the assumed value minus the exercise price and do not necessarily indicate that the optionee sold such stock.


DIRECTOR COMPENSATION

The members of the Company's Board of Directors are reimbursed for their travel expenses incurred in attending Board meetings. In addition, nonemployee members of the Board of Directors receive a $10,000 annual retainer, $1,000 for each Board meeting attended, $500 for each telephonic Board meeting attended and $500 for each meeting of a committee of the Board attended. The Company has adopted the 1995 Stock Option Plan for Nonemployee Directors (the "1995 Nonemployee Director Plan"), which provides that an option to purchase 5,000 shares of Common Stock is granted to each new nonemployee director at the time such person is first elected or appointed to the Board of Directors. In addition, each nonemployee director receives an option to purchase 2,000 shares of Common Stock annually after each annual meeting of shareholders. The number of options which may be granted under the 1995 Nonemployee Director Plan in any fiscal year may not exceed 20,000, subject to stock splits and similar events, and a total of 100,000 shares of Common Stock have been reserved for issuance upon exercise of stock options granted under the 1995 Nonemployee Director Plan. On May 22, 1997 options to purchase 2,000 shares of Common Stock, at $15.75 each, were granted to each of Messrs. Kingsley, Kearns, Ryles and Thornton.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
IN COMPENSATION DECISIONS

The Compensation Committee of the Board of Directors was comprised of Messrs. Kingsley and Ryles until May 1997 and Messrs. Thornton and Ryles from May 1997 to present. Prior to December 1997, the Company leased substantially all of its Portland, Oregon facilities from Multnomah Land & Equipment Company, a partnership in which Mr. Ryles is a general partner. See "Certain Relationships and Related Transactions." The Compensation Committee is responsible for establishing the compensation of William R. Tagmyer, the Company's President and Chief Executive Officer, who also serves on the Board of Directors. Mr. Tagmyer is responsible for reviewing the compensation levels of the Company's other executive officers and makes recommendations to the Compensation Committee regarding changes in compensation.

              COMPENSATION REPORT OF THE COMPENSATION COMMITTEE

COMPENSATION COMMITTEE REPORT

Under rules established by the Securities and Exchange Commission (the "SEC"), the Company is required to provide certain data and information with regard to the compensation and benefits provided to the Company's Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

EXECUTIVE COMPENSATION PHILOSOPHY

The Compensation Committee is composed entirely of nonemployee, outside directors and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers, and sets salary and bonus levels and option grants under the Company's stock option plans. The objectives of the Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

The Omnibus Budget Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, which limits to $1,000,000 the deductibility of compensation (including stock-based compensation) individually paid to a publicly-held Company's chief executive officer and the four other most highly compensated executive officers. The Board of Directors and the Compensation Committee intend to take the necessary steps to structure executive compensation policies to comply with this limit on deductibility of executive compensation.

SALARIES. Salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications. In determining executive officer salaries, the Compensation Committee reviews recommendations from management which include information from salary surveys. Additionally, the Compensation Committee establishes both financial and operational based objectives and goals. These goals and objectives include sales and spending forecasts, along with published executive compensation literature for comparable sized companies. The Compensation Committee considers not only the performance evaluations of executive officers but also reviews the financial condition of the Company in setting salaries.

The Compensation Committee annually assesses the performance and sets the salary of the Company's Chief Executive Officer, William R. Tagmyer. Mr. Tagmyer annually assesses the performance of all other executive officers and recommends salary increases which are reviewed and approved by the Compensation Committee.

BONUS AWARDS. The Compensation Committee administers a cash bonus plan to provide additional incentives to executive officers and certain other management employees. For 1997, the Compensation Committee is developing a new executive bonus plan. This plan will continue to be based on established key measurement targets, but will reduce the level of discretion of the Compensation Committee in determining the total amount of cash bonuses available and the amount awarded to each executive. Awards will be weighted so that proportionately higher awards are made when the Company's performance reaches maximum targets, proportionately smaller awards are made when the Company's performance reaches minimum targets, and no awards are made when the Company does not meet minimum performance targets. As of the date of this proxy statement, the development of the executive bonus plan for 1997 has not been completed and approved and no bonus awards for 1997 have been made.

STOCK OPTIONS. The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for the Company's shareholders and, therefore, periodically grants stock options under the Company's stock option plans. Stock options are granted at the current market price and will only have value if the Company's stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants for executive officers, after consideration of recommendations from the Chief Executive Officer. Recommendations for option grants are based upon the relative position and responsibilities of each executive officer, expected contributions of each officer to the Company and previous option grants to such executive officers.

CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Tagmyer's 1997 base salary was determined in the same manner as the other executives as described in SALARIES above. The Compensation Committee approved Mr. Tagmyer's 1997 annual base salary of approximately $280,000, based on the salary survey data referred to above and compensation levels of President/Chief Executive Officers of comparable size companies in industries similar to the Company's. As described in BONUS AWARDS above, the executive bonus plan for 1997 has not been completed and approved and no bonus awards for 1997 have been made. Options to purchase 48,000 shares of the Company's Common Stock at $18.75 per share were granted to Mr. Tagmyer in 1997.

                                       COMPENSATION COMMITTEE

                                       Neil R. Thornton
                                       Vern B. Ryles, Jr.

                           STOCK PERFORMANCE GRAPH

The SEC requires that registrants include in their proxy statement a line-graph presentation comparing cumulative five-year shareholder returns on an indexed basis, assuming a $100 initial investment and reinvestment of dividends, of (a) the registrant, (b) a broad-based equity market index and
(c) an industry-specific index. The Company's Common Stock began trading on the Nasdaq Stock Market on November 30, 1995. Accordingly, the following graph includes the required information from November 30, 1995 through the end of the last fiscal year (December 31, 1997). The broad-based market index used is the Nasdaq U.S. Stock Market Total Return Index and the industry-specific index used is a peer group of companies consisting of Ameron International, Inc., Lindsay Manufacturing Co., Valmont Industries, Inc., L.B. Foster Company and Maverick Tube Corporation.

                               [CHART]


                             NOVEMBER 30,    DECEMBER 31,      DECEMBER 31,      DECEMBER 31,
COMPANY NAME/INDEX              1995            1995              1996              1997
------------------              ----            ----              ----              ----
Northwest Pipe Company          $100          $122.05           $180.30           $266.29
Nasdaq U.S. Index               $100          $ 99.48           $122.37           $150.13
Peer Group Index                $100          $104.53           $168.93           $230.94


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and reports of changes in ownership of shares with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all
Section 16(a) reports they file.

Based solely on its review of the copies of such reports received by it with respect to 1997, or written representations from certain reporting persons, the Company believes that all filing requirements applicable to its directors, officers and persons who own more than ten percent of a registered class of the Company's equity securities have been complied with for 1997.

              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 1, 1982, the Company entered into a Lease Agreement with Multnomah Land & Equipment Company ("Multnomah Land"), a partnership in which Vern B. Ryles, Jr., a director of the Company, is a general partner. The Lease Agreement covered substantially all of the Company's Portland, Oregon facilities. The amounts paid by the Company to Multnomah Land under this Lease were $315,000 and $344,000 in each of the years ended December 31, 1997 and 1996. The Company exercised its option to acquire the property covered by this Lease in December 1997 for $2,557,000, the outstanding balance of the unpaid principal and accrued interest on the loan collateralized by such property.

           STOCK OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The table below sets forth certain information, as of February 28, 1998, regarding the beneficial ownership of the Common Stock by: (i) each person known by the Company to be the beneficial owner of 5% or more of its outstanding Common Stock, (ii) each of the named executive officers, (iii) each of the Company's directors and (iv) all directors and executive officers as a group:


                                                    SHARES BENEFICIALLY
                                                         OWNED(1)
                                                         --------
      NAME OF BENEFICIAL OWNER                     SHARES        PERCENT
      ------------------------                     ------        -------
 Becker Capital Management, Inc. (2)               529,917         8.3%
 1211 SW Fifth Avenue, Suite 2185
 Portland, OR 97204

 Harris Associates, Inc. (3)                       538,000         8.4
 Harris Associates L.P.
 2 North LaSalle Street
 Chicago, IL 60602

 U.S. Bancorp (4)                                  361,842         5.6
 601 2nd Avenue South
 Minneapolis, MN 55402

 William R. Tagmyer                                247,781         3.8
 Brian W. Dunham                                   100,801         1.6
 Gary A. Stokes                                     52,775          *
 Charles L. Koenig                                  63,212         1.0
 Terrence R. Mitchell                               15,210          *
 Warren K. Kearns                                    4,000          *
 Wayne B. Kingsley (5)                              17,929          *
 Vern B. Ryles, Jr                                  11,479          *
 Neil R. Thornton                                   14,378          *

All directors and executive officers as a group,
  (eleven persons)                                 533,539         8.0%


 ---------

(*) Represents beneficial ownership of less than one percent of the outstanding Common Stock.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from February 28, 1998 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of stock options that are exercisable within 60 days of February 28, 1998 is as follows:
      Mr. Kingsley - 4,000; Mr. Kearns - 4,000; Mr. Ryles - 11,479;
      Mr. Thornton - 9,000 ; Mr. Tagmyer - 26,849; Mr. Dunham - 68,416;
      Mr. Stokes - 42,867; Mr. Koenig - 27,916; Mr. Mitchell - 15,210; and all directors and officers as a group - 215,211.

(2) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by Becker Capital Management, Inc. on February 12, 1998, reflecting its beneficial ownership of Common Stock as of December 31, 1997. The Schedule 13G states that Becker Capital Management has sole voting power and sole dispositve power with respect to 529,917 shares of Common Stock.

(3) The information as to beneficial ownership is based on Schedules 13G filed with the Securities and Exchange Commission by Harris Associates, Inc. and Harris Associates L.P. on February 12, 1998, reflecting their beneficial ownership of Common Stock as of December 31, 1997. The Schedule 13G states that Harris Associates, Inc. and Harris Associates L.P. have shared voting and dispositive power with respect to 538,000 shares of Common Stock. Included in the total of 538,000 shares of Common Stock are 520,000 shares which are owned by the Harris Associates Investment Trust, to which Harris Associates L.P. serves as an investment advisor.

(4) The information as to beneficial ownership is based on a Schedule 13G filed with the Securities and Exchange Commission by U.S. Bancorp on February 13, 1998, reflecting its beneficial ownership of Common Stock as of December 31, 1997. The Schedule 13G states that U.S. Bancorp has sole voting power with respect to 360,842 shares of Common Stock, sole dispositve power with respect to 347,642 shares of Common Stock and shared dispositive power with respect to 700 shares of Common Stock.

(5) Shares held by Mr. Kingsley include 593 shares held in trust over which Mr. Kingsley has sole voting and dispositive power.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                             (PROPOSAL NO. 2)

The Board of Directors has appointed Coopers & Lybrand L.L.P., independent accountants, as auditors of the Company for the year ending December 31, 1998, subject to ratification by the shareholders.

Unless otherwise indicated, properly executed proxies will be voted in favor of ratifying the appointment of Coopers & Lybrand L.L.P. to audit the books and accounts of the Company for the year ending December 31, 1998. No determination has been made as to what action the Board of Directors would take if the shareholders do not ratify the appointment.

A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting. The representative will be given the opportunity to make a statement on behalf of his firm if such representative so desires, and will be available to respond to any appropriate questions of any shareholder. Coopers & Lybrand L.L.P. were the Company's independent accountants for the year ended December 31, 1997.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL. If a quorum is present, this proposal will be approved if the votes cast by the shareholders entitled to vote favoring the ratification exceeds the votes cast opposing the ratification. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but are not counted and have no effect on the determination of the outcome of this proposal.

               DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to the Company's 1999 annual meeting of shareholders must be received by the Company not later than December 15, 1998, pursuant to the proxy soliciting regulations of the SEC. In addition, the Company's Bylaws require that notice of shareholder proposals and nominations for director be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the SEC in effect at the time.

                               OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 1998 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                           COST OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

                       ADDITIONAL INFORMATION

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1997 accompanies this Proxy Statement. The Company will provide, without charge on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, a copy of the Company's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 1997. Written requests should be mailed to the secretary, Northwest Pipe Company, 12005 N. Burgard, Portland, OR 97203.

                                       By Order of the Board of Directors,



                                       Brian W. Dunham
                                       President, Chief Operating Officer,
                                       Secretary and Treasurer

Portland, Oregon
April 14, 1998

                               NORTHWEST PIPE COMPANY
         PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 19, 1998

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated April 14, 1998 and hereby names, constitutes and appoints William R. Tagmyer and Brian W. Dunham, or each of them acting in absence of the other, with full power of substitution, my true and lawful attorneys and Proxies for me and in my place and stead to attend the Annual Meeting of the Shareholders of Northwest Pipe Company (the "Company") to be held at 9:00 a.m. local time in Portland, Oregon on Tuesday, May 19, 1998 and at any adjournments or postponements thereof, and to vote all the shares of Common Stock held of record in the name of the undersigned on March 27, 1998, with all the powers that the undersigned would possess if he were personally present.

1.   PROPOSAL 1--Election of Directors
                                   / / FOR all nominees listed below
                                   (except as marked to the contrary below)

                                   / /  WITHHOLD AUTHORITY
                                   (to vote for all nominees listed below)

     (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                 WARREN K. KEARNS               VERN B. RYLES, JR.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.


2. PROPOSAL 2--To ratify the appointment of Coopers & Lybrand L.L.P. as the Company's independent auditors for the year ending December 31, 1998.

     FOR PROPOSAL 2 / /   AGAINST PROPOSAL 2 / /  ABSTAIN ON PROPOSAL 2 / /
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF PROPOSAL 2.

3. Upon such other matters as may properly come before, or incident to the conduct of the Annual Meeting, the Proxy holders shall vote in such manner as they determine to be in the best interests of the Company. The Company is not presently aware of any such matters to be presented for action at the meeting.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. IF NO SPECIFIC DIRECTION IS GIVEN AS TO ANY OF THE ABOVE ITEMS, THIS PROXY WILL BE VOTED FOR THE TWO NOMINEES NAMED IN PROPOSAL 1 AND FOR PROPOSAL 2.


                                        Dated____________________________

                                        _________________________________
                                        Shareholder (print name)

                                        _________________________________
                                        Shareholder (sign name)
                                        I do (   ) do not (   ) plan to attend
                                        the meeting.
                                        (Please check)

                                        The shareholder signed above reserves
                                        the right to revoke this Proxy at any
                                        time prior to its exercise by written
                                        notice delivered to the Company's
                                        Secretary at the Company's corporate
                                        offices, 12005 N. Burgard, Portland,
                                        Oregon 97203, prior to the Annual
                                        Meeting. The power of the Proxy holders
                                        shall also be suspended if the
                                        shareholder signed above appears at the
                                        Annual Meeting and elects in writing to
                                        vote in person.